EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE SAIA, INC.
FIRST AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT, made as of February 3, 2015, by and between Saia, Inc., a Delaware corporation (“Saia”), and Richard D. O’Dell (“Optionee”).

WITNESSETH:

WHEREAS, Saia has adopted the Saia, Inc. First Amended and Restated 2011 Omnibus Incentive Plan (the “Plan”) pursuant to which options for shares of the common stock of Saia may be granted to employees of Saia and its subsidiaries; and

WHEREAS, Saia, or an entity in which Saia, directly or indirectly, through one or more intermediaries owns 50% or more of the voting rights or profit interest of such entity (“Affiliates”) (collectively Saia and Affiliates are hereinafter called the “Company”) is the employer of Optionee; and

WHEREAS, Saia desires to grant to Optionee certain nonqualified options to purchase certain shares of its common stock under the terms of the Plan.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1. Grant Subject to Plan. This option is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of such Plan are incorporated herein by reference. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 5 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

2. Grant and Terms of Option. Pursuant to action of the Committee, which action was taken on February 3, 2015 (“Date of Grant”), Saia grants to Optionee the option to purchase all or any part of Forty-One Thousand Nine Hundred Fifty (41,950) shares of the common stock of Saia, of the par value of $0.001 per share (“Common Stock”), for a period ending on February 3, 2022 (the “Expiration Date”), at the purchase price of $43.01 per share; provided, however, that the option granted hereunder shall be, and is hereby, subject to the following:

(a) This option shall become exercisable as to the entire number of shares to which this option relates commencing on February 3, 2018.

(b) Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan): (i) the outstanding options granted hereunder shall immediately vest and become exercisable and shall remain outstanding in accordance with their terms; and (ii) notwithstanding Section 2(b)(i) but after taking into account the accelerated vesting set forth therein, the Committee may, in its sole discretion, provide for cancellation of the outstanding options at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to the Optionee that is determined by the Committee in its sole and absolute discretion and that is equivalent in value to the consideration to be paid per share of Common Stock of Saia in the Change in Control, less the exercise price per share, and multiplied by the number of outstanding options hereunder.

(c) In no event may this option or any part thereof be exercised after the Expiration Date.

(d) The purchase price for the shares subject to this option shall be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to Saia (either actual or by attestation) of shares of Common Stock already owned by Optionee and registered in his or her name, having a Fair Market Value equal to the cash purchase price for the option being exercised, (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) in the discretion of the Committee, by means of a net exercise in which the Optionee shall receive the number of shares of Common Stock equal to the aggregate number of shares being purchased less the number of shares having a Fair Market Value equal to the aggregate purchase price of the shares being purchased; provided, however, payment in full of the purchase price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Common Stock for which the option is exercised be delivered to a licensed broker acceptable to Saia as the agent for the Optionee and, at the time such certificate or certificates are delivered, the broker tenders to Saia cash (or cash equivalents acceptable to Saia) equal to the purchase price for the shares of Common Stock purchased pursuant to the exercise of the option plus the amount (if any) of any withholding obligations on the part of Saia.

(e) No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

3. Adjustment for Changes in Capitalization. In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, stock split or stock dividend or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionee, then the Committee shall make such adjustments in the number and kind of shares and in the exercise price under this option as the Committee shall deem appropriate, and all such adjustments shall be conclusive.

4. Investment Purpose and Other Restrictions on Transfer. Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part thereof, he or she intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that Saia, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which Saia shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him or her on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating any restrictions on the transfer thereof, which legend may be in such form as the Company shall determine to be proper.

5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee’s lifetime only by Optionee or his or her guardian or legal representative.

6. Termination of Employment. In the event of the termination of employment of Optionee for Cause, the determination of which shall be made in the sole discretion of the Committee, the option granted may no longer be exercised on or after the date of such termination. If the Optionee’s employment is terminated other than for Cause, death, Total Disability (as defined in the Plan) or Retirement (as defined below), the determination of which shall be made in the sole discretion of the Committee, to the extent it was eligible for exercise at the date of such termination of employment, an option may be exercised until the earlier of (i) ninety (90) days after such termination, or (ii) the Expiration Date. If the Optionee’s employment is terminated by the Optionee’s Retirement, then the Committee shall have the discretion to cancel or vest any unvested options then outstanding, and, to the extent it was or became eligible for exercise at the date of such Retirement from employment, an option may be exercised until the earlier of (i) one hundred eighty (180) days after such Retirement, or (ii) the Expiration Date. For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Optionee by reason of retirement at or after age 55. The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee.

7. Death or Total Disability of Optionee. In the event of the termination of the Optionee’s employment by reason of the death or Total Disability of Optionee during the term of this Agreement and while he or she is employed by the Company, this option shall become fully vested (if not already fully vested) and may be exercised by the Optionee, a legatee or legatees of Optionee under his or her last will, or by his or her personal representatives or distributees, at any time until the earlier of (i) one hundred eighty (180) days from Optionee’s death or Total Disability or (ii) the Expiration Date.

8. Shares Issued on Exercise of Option. It is the intention of Saia that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer treasury shares, or utilize any combination of treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof; provided, however, subject to Section 3 hereof, in no event may the exercise price of this option be decreased.

10. Option Not an Incentive Stock Option. It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to modify or reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforced as so modified.

13. Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14. Entire Agreement; Amendments. Except as provided in the Plan and as otherwise expressly set forth herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Optionee and Saia to the extent that any such agreements or understandings conflict with the terms of this Agreement; provided, however, in the event of an inconsistency between the terms of this Agreement and the terms of that certain Employment Agreement, originally executed on October 24, 2006 and subsequently amended, between Company and Optionee, the terms of the Employment Agreement shall govern.

15. Assignment. This Agreement shall be freely assignable by Saia to and shall inure to the benefit of, and be binding upon, Saia, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by Saia.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law which might otherwise apply. The parties hereto irrevocably submit to the jurisdiction of the Delaware Court of Chancery (or, if such court declines to accept jurisdiction, any state or federal court sitting in or for New Castle County, Delaware) with respect to any dispute arising out of or relating to this Agreement, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 16.

17. Stock Ownership Guidelines. Optionee acknowledges that the Board of Directors of Saia has adopted Stock Ownership Guidelines applicable to certain officers of Saia and such Guidelines may be modified or amended in whole or in part at any time.

18. Forfeiture. Optionee acknowledges and agrees that the options granted hereunder are subject to the terms of a forfeiture or clawback policy adopted by the Board of Directors and is subject to any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002. Optionee further acknowledges and agrees that the Board may amend or modify such policy at any time or may adopt a new policy replacing or supplementing such policy and that any such policy or policies shall be binding on Optionee and the options granted hereunder.

19. Tax Withholding. Optionee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. For the avoidance of doubt, the Optionee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of common stock of Saia withheld from any payments under this Agreement. Unless Optionee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to Saia, Saia shall withhold a portion of the stock payable upon an exercise equal to the tax withholding obligation. Any share withholding pursuant to this Section 19 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Saia has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his or her acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

SAIA, INC.

By

Frederick J. Holzgrefe, III
Vice President of Finance and Chief Financial Officer

ATTEST:

Stephanie R. Maschmeier
Controller

Richard D. O’Dell, Optionee